UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2026, Arcadia Biosciences, Inc. (the “Company”) entered into inducement offer letter agreements (the “Inducement Letters”) with certain investors (the “Participating Holders”) pursuant to which such Participating Holders agreed to exercise certain outstanding preferred investment options to purchase an aggregate of 808,595 shares of the Company’s common stock ("Common Stock"). The preferred investment options subject to the Inducement Letters had an exercise price of $9.00 per share and were originally issued in December 2020, January 2021, August 2022, and March 2023 (the “Existing Options”).

Pursuant to the Inducement Letters, the Participating Holders agreed to exercise for cash the Existing Options at a reduced exercise price of $2.575 per share, in consideration for the Company’s agreement to issue new unregistered preferred investment options (the “New Options”) to purchase up to 1,617,190 shares of Common Stock. The New Options have an exercise price of $2.325 per share, are exercisable immediately upon issuance, and expire on the date that is 30 months following the effective date of the Resale Registration Statement described below (the “Option Termination Date”).

The closing of the transactions contemplated by the Inducement Letters occurred on January 12, 2026 (the "Closing Date"). The Company received aggregate gross proceeds of approximately $2.1 million from the exercise of the Existing Options by the Participating Holders, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the transactions described above. In consideration for its services, the Company paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds received from the exercise of the Existing Options. In addition, the Company paid Wainwright a management fee equal to 1.0% of the aggregate gross exercise price paid in cash and reimbursed Wainwright for certain expenses, including but not limited to $50,000 for legal expenses and $25,000 for non-accountable expenses.

The Company also issued to Wainwright or its designees placement agent preferred investment options (the “Placement Agent Options”) to purchase that number of shares of Common Stock ("Placement Agent Option Shares") equal to 7.0% of the aggregate number of shares of Common Stock underlying the Existing Options exercised in the transaction, or 56,602 shares. The Placement Agent Options have substantially the same terms as the New Options with the exception of an exercise price of $3.2188 per share, and have a term expiring on the Option Termination Date.

The resale of the shares of Common Stock underlying the Existing Options has been registered pursuant to registration statements on Form S-1 (File Nos. 333-262407 and 333-267637) and Form S-3 (File 333-252659 and 333-271082) (the “Registration Statements”).

The New Options and Placement Agent Options are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise). A holder (together with their affiliates) may not exercise any portion of the holder's New Options or Placement Agent Options to the extent that the holder would beneficially own more than 4.99% or 9.99% (as specified by the holder) of the outstanding Common Stock immediately after exercise (as such percentage is determined in accordance with the terms of the New Options and Placement Agent Options). Upon 61 days prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation up to 9.99%.

The Company also agreed to file a registration statement covering the resale of the New Option Shares and Placement Agent Option Shares (the “Resale Registration Statement”) within 30 days after the Closing Date and to use commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by the Securities and Exchange Commission (the "SEC") within 60 days following the date of the Inducement Letter (or within 90 days in certain circumstances). If, at the time a holder exercises its New Option or Placement Agent Option (as applicable), the Resale Registration Statement is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to make a cashless net exercise and receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the New Options and Placement Agent Options.

The exercise price and number of shares issuable upon exercise of the New Options or Placement Agent Options are subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events. The New Options and the Placement Agent Options also contain customary provisions regarding adjustment of the exercise price and treatment upon certain kinds of fundamental transactions (as defined in the New Options and Placement Agent Options), including provisions providing for the receipt of alternative consideration or, in certain circumstances in connection with certain kinds of fundamental transactions, the ability for a holder to cause the Company to purchase the unexercised portion of the New Option or Placement Agent Option from the holder by paying to the holder an amount of cash equal to the Black Scholes value (calculated as provided in in the New Options and Placement Agent Options) of the remaining unexercised portion of the New Option or Placement Agent Option.

In the Inducement Letter, the Company agreed not to issue any shares of Common Stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 45 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one year after the Closing Date (subject to certain exceptions). The Inducement Letter Agreement contains representations, warranties and covenants of the Company that the Company believes are typical for transactions of this type, and which were made solely for the benefit of the other signatories to the Inducement Letter. The provisions of the Inducement Letter, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors or the public to obtain factual information about the current state of affairs of the parties to the Inducement Letter.

The forms of the Inducement Letter, the New Options and the Placement Agent Options are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter, the New Options and the Placement Agent Options are not intended to be complete and are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The offer and sale by the Company of the Shares, the New Options, the Placement Agent Options, New Option Shares and Placement Option Shares described in Item 1.01 have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and such securities were offered in a private placement transaction pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, as sales to accredited investors. Such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification to Rights of Security Holders.

On January 9, 2026, the Company agreed to reduce the exercise price for the Existing Options to $2.575 per share.

Item 7.01 Regulation FD Disclosure.

On January12, 2026, the Company issued a press release disclosing the Private Placement transaction referenced above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Preferred Investment Option
4.4	Form of Placement Agent Preferred Investment Option
10.1	Inducement Letter Agreement dated January 9, 2026
99.1	Press release dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	January 13, 2026	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Executive Officer